Exhibit 99.1

Procore Announces Fourth Quarter and Full Year 2021 Financial Results

CARPINTERIA, CA – Feb. 22, 2022 -- Procore Technologies, Inc. (NYSE: PCOR), a leading global provider of construction management software, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“Our deep commitment to the construction industry continues to drive efficiency, sustainability and growth for our clients,“ said Tooey Courtemanche, Founder, President and CEO of Procore. “Our excellent fourth quarter results reflect the strength of our technology, partnership and brand, and an increasing appetite for digitization across the construction industry,” said Tooey Courtemanche, Founder, President and CEO of Procore.

“We delivered outstanding Q4 results to close out an important year for Procore,” said Paul Lyandres, CFO of Procore. “The investments we made set us up for a strong year of accelerated revenue growth throughout 2021. As we enter 2022, we are in a great position to deliver on key initiatives this year and over the longer term.”

Fourth Quarter 2021 Financial Highlights:

•	Revenue was $146 million, an increase of 33% year-over-year.
o	Including a $4 million contribution from Levelset
•	GAAP gross margin was 80% and non-GAAP gross margin was 83%.
•	GAAP operating margin was (51%) and non-GAAP operating margin was (13%).
o	GAAP operating margin includes approximately 690 bps of headwind from Levelset
o	Non-GAAP operating margin includes approximately 130 bps of headwind from Levelset
•	Operating cash outflow for the fourth quarter was $4 million.
•	Free cash outflow for the fourth quarter was $13 million.
•	Total Remaining Performance Obligation (“RPO”) was $603 million, an increase of 38% year-over-year.
o	Short Term RPO was approximately 70% of Total RPO, representing an increase of 35% year-over-year

Full Year 2021 Financial Highlights:

•	Revenue was $515 million, an increase of 29% year-over-year.
•	GAAP gross margin was 81% and non-GAAP gross margin was 84%.
•	GAAP operating margin was (56%) and non-GAAP operating margin was (6%).
•	Operating cash flow for 2021 was $37 million, up 68% year-over-year.
•	Free cash flow for 2021 was $9 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•	Added 588 net new organic customers in the fourth quarter, ending with a total of 12,193 organic customers.
o	Excluding over 3,000 customers from Levelset
•	Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 1,111 as of December 31, 2021, an increase of 32% year-over-year.
•	Number of organic customers contributing more than $1,000,000 of annual recurring revenue totaled 30 as of December 31, 2021, an increase of 50% year-over-year.
•	Achieved a gross revenue retention rate of over 95% for 2021.
•	Ended 2021 with 2,572 employees, an increase of 34% year-over-year.
o	Excluding over 300 employees from Levelset
•	As of December 31, 2021, 71% of total annual recurring revenue was generated from customers using four or more products, an increase of 300 bps year-over-year.
•	As of December 31, 2021, 37% of total annual recurring revenue was generated from customers using six or more products, an increase of 500 bps year-over-year.
•	Appointed Microsoft executive Erin Chapple to Procore’s Board of Directors.
•	Named 2021 Philanthropist of the Year by the United States Minority Contractors Association.
•	Completed the acquisition of Levelset to simplify lien management workflows for construction.

First Quarter and Full Year 2022 Outlook:

Procore is providing the following guidance for the first quarter and full year 2022:

•	First Quarter 2022 Outlook:
o	Revenue is expected to be in the range of $149 million to $151 million, representing year-over-year growth of 31% to 33%.
o	Non-GAAP operating margin is expected to be in the range of (15%) to (16%).
•	Full Year 2022 Outlook:
o	Revenue is expected to be in the range of $661 million to $666 million, representing year-over-year growth of 28% to 29%.
▪	Including $25 million from Levelset
o	Non-GAAP operating margin is expected to be in the range of (15%) to (16%).
▪	Including 400 basis points of headwind from acquisition of Levelset

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call

Procore Technologies, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m., Pacific Time, on Tuesday, February 22, 2022. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.

Forward-Looking Statements

Statements Procore makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook", “seeks,” “should,” “will,” and variations of such words or similar expressions.

Procore intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.

This press release contains forward-looking statements about Procore and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including, but not limited to, statements regarding the expected performance of Procore’s business and objectives of management for future operations, are forward-looking statements. Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss per Share:  Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, restructuring-related charges, and the income tax effect of non-GAAP items. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP loss from operations by total revenue.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash expenses, Procore believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Income tax benefits relate to the release of a portion of our valuation allowance as a result of deferred tax liabilities recorded related to acquisitions that are available sources of income to realize our deferred tax assets. We exclude the income tax effect associated with our acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance. Lastly, we exclude the restructuring-related charges because these charges are not reflective of ongoing business and operating results. We believe it is useful for investors to understand its effects on our total operating expenses. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.

Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

About Procore

Procore is a leading global provider of construction management software. Over 1 million projects and more than $1 trillion USD in construction volume have run on Procore's platform. Procore’s platform connects key project stakeholders to solutions Procore has built specifically for the construction industry—for the owner, the general contractor, and the specialty contractor. Procore's App Marketplace has a multitude of partner solutions that integrate seamlessly with Procore’s platform, giving construction professionals the freedom to connect with what works best for them. Headquartered in Carpinteria, California, Procore has offices around the globe. Learn more at Procore.com.

Media Contact

Elizabeth Locke

press@procore.com

Investor Contact

Matthew Puljiz

ir@procore.com

Procore Technologies, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
Revenue	$146,103	$109,510	$514,821	$400,291
Cost of revenue (1)(2)(3)(4)(5)	29,767	19,074	98,312	71,663
Gross profit	116,336	90,436	416,509	328,628
Operating expenses:
Sales and marketing (1)(2)(3)(4)(5)	84,285	50,922	308,511	189,032
Research and development (1)(2)(3)(4)(5)	60,671	35,406	237,290	124,661
General and administrative (1)(3)(4)(5)	45,830	25,695	156,635	73,465
Total operating expenses	190,786	112,023	702,436	387,158
Loss from operations	(74,450)	(21,587)	(285,927)	(58,530)
Interest expense, net	(494)	(567)	(2,153)	(2,060)
Change in fair value of Series I redeemable convertible convertible preferred stock warrant liability	-	(27,387)	-	(36,990)
Other income (expense), net	37	649	(843)	420
Loss before benefit from income taxes	(74,907)	(48,892)	(288,923)	(97,160)
Benefit from income taxes	(23,935)	(1,461)	(23,758)	(993)
Net loss	$(50,972)	$(47,431)	$(265,165)	$(96,167)
Less: Recognition of beneficial conversion feature on preferred stock as a deemed dividend	-	(2,477)	-	(3,024)
Net loss attributable to common stockholders	$(50,972)	$(49,908)	$(265,165)	$(99,191)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(1.72)	$(2.86)	$(3.56)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	132,892,072	29,074,828	92,673,453	27,895,546

(1)	Includes stock-based compensation expense as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue	$1,336	$554	$8,094	$1,722
Sales and marketing	11,470	4,741	68,755	13,385
Research and development	15,413	6,183	85,040	12,930
General and administrative	13,013	10,141	65,272	15,923
Total stock-based compensation expense	$41,232	$21,619	$227,161	$43,960

(2)	Includes amortization of acquired intangible assets as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue	$4,264	$1,032	$7,522	$3,315
Sales and marketing	2,251	516	3,600	1,728
Research and development	904	233	2,674	721
Total amortization of acquired intangible assets	$7,419	$1,781	$13,796	$5,764

(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue	$57	$7	$457	$7
Sales and marketing	495	93	2,325	205
Research and development	398	45	2,606	88
General and administrative	242	187	1,127	272
Total employer payroll tax on employee stock transactions	$1,192	$332	$6,515	$572

(4)Includes acquisition-related expenses as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue	$2	$-	$2	$-
Sales and marketing	378	-	488	-
Research and development	906	-	1,348	-
General and administrative	4,528	133	7,442	792
Total acquisition-related expenses	$5,814	$133	$9,280	$792

(5)Includes restructuring-related charges as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue	$-	$-	$-	$127
Sales and marketing	-	61	-	1,824
Research and development	-	-	-	1,681
General and administrative	-	-	-	801
Total restructuring-related charges	$-	$61	$-	$4,433

Procore Technologies, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,
(in thousands)	2021	2020
Assets
Current assets
Cash and cash equivalents	$586,108	$379,907
Accounts receivable, net	113,977	77,692
Contract cost asset, current	17,030	13,598
Prepaid expenses and other current assets	35,173	16,772
Total current assets	752,288	487,969
Capitalized software development costs, net	27,062	18,538
Property and equipment, net	36,837	30,252
Right of use assets - finance leases	39,623	42,108
Right of use assets - operating leases	44,052	49,756
Contract cost asset, non-current	25,889	19,454
Intangible assets, net	201,977	33,241
Goodwill	540,922	125,966
Restricted cash, non-current	3,104	3,104
Other assets	18,903	10,379
Total assets	$1,690,657	$820,767
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$15,490	$9,012
Accrued expenses	65,907	28,492
Deferred revenue, current	301,557	213,438
Other current liabilities	20,750	10,768
Total current liabilities	403,704	261,710
Deferred revenue, non-current	4,024	6,373
Finance lease liabilities, non-current	47,344	48,835
Operating lease liabilities, non-current	41,573	46,558
Other liabilities, non-current	4,723	1,919
Total liabilities	501,368	365,395
Redeemable convertible preferred stock	-	727,474
Stockholders' equity (deficit)
Common stock	13	3
Additional paid-in capital	1,852,071	124,755
Accumulated other comprehensive (loss) income	(583)	187
Accumulated deficit	(662,212)	(397,047)
Total stockholders' equity (deficit)	1,189,289	(272,102)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$1,690,657	$820,767

Remaining performance obligation:

The remaining performance obligation was $602.6 million as of December 31, 2021, approximately 70% of which is expected to be recognized as revenue within 12 months. The remaining performance obligation was $435.5 million as of December 31, 2020, approximately 71% of which was expected to be recognized as revenue within 12 months.

Procore Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Operating activities
Net loss	$(50,972)	$(47,431)	$(265,165)	$(96,167)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Stock-based compensation	41,232	21,619	227,161	43,960
Depreciation and amortization	13,107	7,096	36,376	25,994
Change in fair value of Series I redeemable convertible preferred stock warrant liability	-	27,387	-	36,990
Abandonment of long-lived assets	-	654	554	3,505
Noncash operating lease expense	1,969	1,771	7,569	6,578
Unrealized foreign currency (gain) loss, net	(190)	(494)	685	(832)
Deferred income taxes	(24,586)	(1,283)	(24,493)	(1,311)
Changes in operating assets and liabilities, net of effect of business combinations
Accounts receivable	(37,540)	(22,933)	(34,157)	(19,570)
Deferred contract cost assets	(3,084)	(2,615)	(10,157)	(2,023)
Prepaid expenses and other assets	(8,986)	(4,630)	(16,741)	(6,183)
Accounts payable	4,082	3,175	3,954	724
Accrued expenses and other liabilities	9,492	(6,534)	38,176	(5,433)
Deferred revenue	53,950	38,473	78,671	41,810
Operating lease liabilities	(2,049)	(2,474)	(5,703)	(6,189)
Net cash flow (used in) provided by operating activities	(3,575)	11,781	36,730	21,853
Investing activities
Purchases of property and equipment	(3,978)	(484)	(12,383)	(7,202)
Capitalized software development costs	(5,073)	(2,361)	(15,248)	(11,764)
Strategic investments	(850)	-	(4,300)	-
Acquisition of businesses, net of cash acquired	(489,847)	(11,220)	(509,837)	(14,545)
Net cash flow used in investing activities	(499,748)	(14,065)	(541,768)	(33,511)
Financing activities
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	-	9,985	-	177,916
Proceeds from issuance of Series I redeemable convertible preferred stock warrant	-	-	-	11,923
Proceeds from initial public offering	-	-	665,129	-
Proceeds from stock option exercises	7,773	15,516	43,086	31,176
Proceeds from exercise of Series I redeemable convertible preferred stock warrant	-	55,000	-	55,000
Payment of debt issuance costs	-	-	-	(93)
Proceeds from employee stock purchase plan	9,475	-	9,475	-
Payments of deferred offering costs	(34)	(20)	(3,880)	(2,300)
Payment of deferred business acquisition consideration	-	(165)	(475)	(165)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(334)	(290)	(1,509)	(1,340)
Net cash flows provided by financing activities	16,880	80,026	711,826	272,117
Net (decrease) increase in cash, cash equivalents and restricted cash	(486,443)	77,742	206,788	260,459
Effect of exchange rate changes on cash	211	579	(829)	966
Cash, cash equivalents and restricted cash, beginning of period	1,075,444	304,932	383,253	121,828
Cash, cash equivalents and restricted cash, end of period	$589,212	$383,253	$589,212	$383,253

Procore Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)
Revenue	$146,103	$109,510	$514,821	$400,291
Gross profit	116,336	90,436	416,509	328,628
Stock-based compensation expense	1,336	554	8,094	1,722
Amortization of acquired intangible assets	4,264	1,032	7,522	3,315
Employer payroll tax on employee stock transactions	57	7	457	7
Acquisition-related expenses	2	-	2	-
Restructuring-related charges	-	-	-	127
Non-GAAP gross profit	$121,995	$92,029	$432,584	$333,799
Gross margin	80%	83%	81%	82%
Non-GAAP gross margin	83%	84%	84%	83%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)
Revenue	$146,103	$109,510	$514,821	$400,291
GAAP sales and marketing	84,285	50,922	308,511	189,032
Stock-based compensation expense	(11,470)	(4,741)	(68,755)	(13,385)
Amortization of acquired intangible assets	(2,251)	(516)	(3,600)	(1,728)
Employer payroll tax on employee stock transactions	(495)	(93)	(2,325)	(205)
Acquisition-related expenses	(378)	-	(488)	-
Restructuring-related charges	-	(61)	-	(1,824)
Non-GAAP sales and marketing	$69,691	$45,511	$233,343	$171,890
GAAP sales and marketing as a percentage of revenue	58%	46%	60%	47%
Non-GAAP sales and marketing as a percentage of revenue	48%	42%	45%	43%

GAAP research and development	60,671	35,406	237,290	124,661
Stock-based compensation expense	(15,413)	(6,183)	(85,040)	(12,930)
Amortization of acquired intangible assets	(904)	(233)	(2,674)	(721)
Employer payroll tax on employee stock transactions	(398)	(45)	(2,606)	(88)
Acquisition-related expenses	(906)	-	(1,348)	-
Restructuring-related charges	-	-	-	(1,681)
Non-GAAP research and development	$43,050	$28,945	$145,622	$109,241
GAAP research and development as a percentage of revenue	42%	32%	46%	31%
Non-GAAP research and development as a percentage of revenue	29%	26%	28%	27%

GAAP general and administrative	45,830	25,695	156,635	73,465
Stock-based compensation expense	(13,013)	(10,141)	(65,272)	(15,923)
Employer payroll tax on employee stock transactions	(242)	(187)	(1,127)	(272)
Acquisition-related expenses	(4,528)	(133)	(7,442)	(792)
Restructuring-related charges	-	-	-	(801)
Non-GAAP general and administrative	$28,047	$15,234	$82,794	$55,677
GAAP general and administrative as a percentage of revenue	31%	23%	30%	18%
Non-GAAP general and administrative as a percentage of revenue	19%	14%	16%	14%

Reconciliation of loss from operations and operating margin to non-GAAP (loss) profit from operations and non-GAAP operating margin:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)
Revenue	$146,103	$109,510	$514,821	$400,291
Loss from operations	(74,450)	(21,587)	(285,927)	(58,530)
Stock-based compensation expense	41,232	21,619	227,161	43,960
Amortization of acquired intangible assets	7,419	1,781	13,796	5,764
Employer payroll tax on employee stock transactions	1,192	332	6,515	572
Acquisition-related expenses	5,814	133	9,280	792
Restructuring-related charges	-	61	-	4,433
Non-GAAP (loss) profit from operations	$(18,793)	$2,339	$(29,175)	$(3,009)
Operating margin	(51%)	(20%)	(56%)	(15%)
Non-GAAP operating margin	(13%)	2%	(6%)	(1%)

Reconciliation of net loss and net loss per share to non-GAAP net loss and non-GAAP net loss per share:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)
Revenue	$146,103	$109,510	$514,821	$400,291
Net loss	(50,972)	(47,431)	(265,165)	(96,167)
Stock-based compensation expense	41,232	21,619	227,161	43,960
Amortization of acquired intangible assets	7,419	1,781	13,796	5,764
Employer payroll tax on employee stock transactions	1,192	332	6,515	572
Acquisition-related expenses	5,814	133	9,280	792
Restructuring-related charges	-	61	-	4,433
Income tax effect of non-GAAP items	(24,151)	(1,376)	(24,151)	(1,376)
Non-GAAP net loss	$(19,466)	$(24,881)	$(32,564)	$(42,022)

Numerator:
Non-GAAP net loss	$(19,466)	$(24,881)	$(32,564)	$(42,022)
Less: Recognition of beneficial conversion feature on preferred stock as a deemed dividend	-	(2,477)	-	(3,024)
Non-GAAP net loss attributable to common stockholders	$(19,466)	$(27,358)	$(32,564)	$(45,046)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	132,892,072	29,074,828	92,673,453	27,895,546
GAAP net loss per share, basic and diluted	$(0.38)	$(1.72)	$(2.86)	$(3.56)
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.94)	$(0.35)	$(1.61)

Computation of free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)
Net cash (used in) provided by operating activities	$(3,575)	$11,781	$36,730	$21,853
Purchases of property and equipment	(3,978)	(484)	(12,383)	(7,202)
Capitalized software development costs	(5,073)	(2,361)	(15,248)	(11,764)
Non-GAAP free cash flow	$(12,626)	$8,936	$9,099	$2,887